UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) April 7, 2008
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On June 28, 2007, Reynolds American Inc., referred to as RAI, entered into a Fifth Amended and Restated Credit Agreement, referred to as the Credit Agreement, which provides RAI, as the borrower, a five-year, $550 million senior secured revolving credit facility, which may be increased to $900 million at the discretion of the lenders upon the request of RAI.
     On April 7, 2008, RAI and various lending institutions party to the Credit Agreement entered into a First Amendment to Credit Agreement, referred to as the Amendment. The Amendment, the effective date of which is deemed to be March 31, 2008, amends the Credit Agreement, subject to the Amendment’s specific terms and provisions, by:
     (1) adding a further exception to the covenant (in Section 8.02 of the Credit Agreement) that restricts the sale of assets, so as to permit the disposition of real properties and related assets in an aggregate amount not to exceed $15,000,000;
     (2) modifying the covenant (in section 8.09(b) of the Credit Agreement) limiting the amount of cash, Marketable Investments and Investment Equities that a Non-Guarantor Subsidiary, that is not a Domestic Subsidiary, may hold (as such terms are defined in the Credit Agreement), so as to exclude for purposes of determining compliance with that covenant, among related items, the cash acquired by R. J. Reynolds Tobacco C.V. pursuant to the Valuation Payment Settlement Agreement, dated February 20, 2008, between R. J. Reynolds Tobacco C.V. and Gallaher Limited (with such settlement agreement having been entered into in connection with the termination of the R. J. Reynolds - Gallaher International Sarl joint venture, and a copy of which having been filed as Exhibit 10.1 to RAI’s Current Report on Form 8-K dated February 20, 2008); and
     (3) modifying certain related definitions of the Credit Agreement.
     Under the Amendment, RAI is required to pay to each lender who executes and delivers the Amendment a fee equal to 0.05% of that lender’s Revolving Loan Commitment under the Credit Agreement.
     The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, a copy of which is attached to this Report as Exhibit 10.1.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibit.
     The following is furnished as an Exhibit to this Report.

Number	Exhibit
10.1	First Amendment to Credit Agreement, dated March 31, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: April 10, 2008